Exhibit 10.1

EXECUTION VERSION

May 1, 2013

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, Third Floor

Dallas, Texas 75201

Attention: Kimberly A. Bourgeois

Re:	Fifteenth Amendment to Credit Agreement dated as of January 18, 2008 among Approach Resources Inc. (“Borrower”), JPMorgan Chase Bank, N.A. and the institutions named therein (“Lenders”) and JPMorgan Chase Bank, N.A., as Agent (“Agent”)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of January 18, 2008 among Approach Resources Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Agent (“Agent”), and the Lenders that are signatory parties hereto (the “Lenders”), as amended by amendments dated February 19, 2008, May 6, 2008, August 26, 2008, April 8, 2009, July 8, 2009, October 30, 2009, February 1, 2010, May 3, 2010, October 21, 2010, May 4, 2011, October 7, 2011, December 20, 2011, September 7, 2012, November 16, 2012 and as of the date hereof (as amended, the “Loan Agreement”). All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to this Fifteenth Amendment (the “Amendment”), Agent, Lenders and Borrower agree, effective as of the date hereof, as follows:

1. Increase to Borrowing Base and Commitment. As of the date hereof, the Borrowing Base and Commitment under the Loan Agreement are increased to $315,000,000.

2. Amendments to Loan Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Loan Agreement shall be amended in the manner provided in this Section 2.

A. Definitions. Section 1 of the Loan Agreement is hereby amended to revise the definitions of “Facility Amount”, “Maturity Date” and “Rate Management Transaction” as follows:

“Facility Amount shall mean $500,000,000.”

“Maturity Date shall mean July 31, 2016.”

“Rate Management Transaction is hereby amended by adding the following phrase to the end of section (i) thereto:

“......, including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, and”

B. Section 1 of the Loan Agreement is further amended by adding the following definitions thereto in alphabetical order:

“Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.”

“Designated Person means a person or entity:

(i)	listed in the annex to, or otherwise the subject of the provisions of, the Executive Order;

(ii)	named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions Laws and Regulations; or

(iii)	in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.”

“Excluded Swap Obligation means, with respect to Borrower and any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of Borrower or such Guarantor of, or the grant by Borrower or such Guarantor of a security interest or Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of Borrower’s or such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of Borrower or such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because Borrower or such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee of Borrower or such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest or Lien is or becomes illegal.”

“Executive Order means Executive Order No. 13224 on Terrorist Financings: — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001, as amended by Executive Order No. 13268 and as further amended after the date hereof.”

“OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Qualified ECP Guarantor means, with respect to any Swap Obligation, Borrower and each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty agreement of Borrower or such Guarantor or grant of the relevant security interest or Lien becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

“Sanctions Laws and Regulations means any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC.”

“Swap Obligation means with respect to Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Rate Management Transaction.”

C. Guaranties. Section 6(c) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(c) Guarantors shall unconditionally guarantee the obligations of Borrower under this Agreement, the Notes executed by Borrower and the Swap Obligations entered into between Borrower and the Secured Parties, pursuant to a guaranty agreement in form and substance satisfactory to Agent; provided, however, that notwithstanding anything in this Agreement, any Collateral Document or any guaranty agreement to the contrary, no Guarantor shall guarantee (or grant a security interest or Lien to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of Guarantor.”

D. Commodity Exchange Act Keepwell Provision. The following is added as Section 6(d) to the Loan Agreement:

“(d) Each Qualified ECP Guarantor hereby jointly, severally and absolutely, unconditionally and irrevocably undertakes to provide such funds or other suppport as may be needed from time to time by Borrower and each other Guarantor to honor all of its obligations under its guaranty agreement with respect to Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 6(d) and its guaranty agreement for the maximum amount of such liability that can be hererby incurred without rendering its obligations under this Section 6(d) or otherwise under its guaranty agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 6(d) shall remain in full force until such Qualfied ECP Guarantor’s guaranty obligations have been discharged. Each Qualified ECP Guarantor intends that this Section 6(d) constitutes, and this Section 6(d) shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act. The terms and provisions of this Section 6(d) are hereby incorporated by reference in the guaranty agreement of each Guarantor executed and delivered by such Guarantor pursuant to Section 6(c) above.”

E. Representations and Warranties. Section 10 of the Loan Agreement is hereby amended to add the following subsections:

“(z) None of Borrower or, to its knowledge, any of its directors or officers acting or benefiting in any capacity in connection with the extension of credit, financial accommodation made available by any Lender or any other capital raising transaction involving any Lender or any of its parents, subsidiaries, or Affiliates is a Designated Person.”

“(aa) Borrower is, and will continue to, maintain its status as a Qualified ECP Guarantor.”

F. Negative Covenants. Section 13 of the Loan Agreement is hereby amended by adding the following subsections thereto:

“(h)  (i) Borrower shall not, directly or indirectly, use the proceeds of the Commitment, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Loan Agreement; and

(ii) None of the funds or assets of Borrower or any Guarantor that are used to pay any amount due pursuant to this Agreement or any of the other Loan Documents shall constitute funds obtained from transactions with or relating to Designated Persons or countries in violation of any Sanctions Laws and Regulations.”

“(i) Borrower shall not permit any Guarantor that is not a Qualified ECP Guarantor to own, at any time, any Oil and Gas Properties constituting oil and gas leases and other mineral interests evaluated by Lenders for purposes of establishing the Borrowing Base then in effect or any capital stock or other equity interest in any other Guarantor or Borrower. “

G. Events of Default. Section 14 of the Loan Agreement is hereby amended by adding the following sentence to the last paragraph thereof:

Notwithstanding the foregoing, amounts received from Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to the Indebtedness other than Excluded Swap Obligations as a result of clause Fourth above, Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to the Indebtedness described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause Fourth above).

H. Schedule I. Schedule I to the Loan Agreement is deleted and the Schedule I attached hereto is substituted therefor.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

(a) The Amendment. Borrower, each Guarantor and each Lender shall have duly and validly executed and delivered this Amendment to Agent.

(b) Replacement Notes. Borrower shall have duly and validly executed and delivered to each of the Lenders, if requested by such Lenders, replacement Notes, in the form of Exhibit “A” attached to the Loan Agreement reflecting the percentage of each Lender’s Pro Rata Part of the Facility Amount. Promptly upon receipt of a replacement Note, each Lender shall deliver to Borrower all existing Notes held by each such Lender.

(c) Fees. Borrower shall have paid to Agent the fees described in the fee letter dated May 1, 2013 between Borrower and Agent.

(d) Opinion of Counsel. Borrower shall have delivered to Agent a written opinion dated the date hereof from counsel for Borrower covering such matters relating to Borrower, Borrower’s authority, the enforceability of this Amendment, and such other matters reasonably requested by Agent.

(e) Corporate/Partnership/Company Proceedings. All corporate, limited liability company and/or partnership proceedings, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, and its legal counsel.

4. Ratification by Guarantors. Each Guarantor hereby ratifies and reaffirms all of its obligations under its Guaranty Agreement (the “Guaranty”) of Borrower’s obligations under the Loan Agreement, as amended hereby. Each Guarantor also hereby agrees that nothing in this Amendment shall adversely affect any right or remedy of Lenders under the Guaranty and that the execution and delivery of this Amendment shall in no way change or modify its obligations as guarantor under the Guaranty. Although each Guarantor has been informed by Borrower of the matters set forth in this Amendment and such Guarantor has acknowledged and agreed to the same, such Guarantor understands that Agent has no duty to notify such Guarantor or to seek such Guarantor’s acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transaction hereafter.

5. Representations and Warranties. By executing this Amendment, Borrower hereby represents, warrants and certifies to Lenders that, as of the date hereof, (a) there exists no Event of Default or events which, with notice or lapse of time, would constitute an Event of Default; (b) Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement or the other Loan Documents which are required to be performed or complied with by Borrower; and (c) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true in all material respects, with the same force and effect as though made on and as of the date hereof (except to the extent that such representations and warranties related solely to an earlier date).

6. Confirmation and Ratification. Except as affected by the provisions set forth herein, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by all parties. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or the other Loan Documents.

7. Reference to Loan Agreement. Each of the Loan Agreement and the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement, the Loan Documents and such other documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

8. Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Amendment shall be bound hereby until a counterpart of this Amendment has been executed by all parties hereto. Delivery of an executed counterpart of a signature page of this agreement by facsimile or portable document format (“.pdf”) shall be effective as delivery of a manually executed counterpart of this agreement.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

10. Final Agreement. THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT ALL PROMISSORY NOTES,ANY SEPARATE FEE LETTER AGREEMENT WITH RESPECT TO FEES PAYABLE TO AGENT AND ANY OTHER LOAN DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES.

Please signify your acceptance to the foregoing terms and provisions by executing a copy of this Amendment at the space provided below.

[Signature Pages to Follow]

Very truly yours,

BORROWER:

APPROACH RESOURCES INC., a Delaware corporation

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

GUARANTORS:

APPROACH OIL & GAS INC., a Delaware corporation

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

APPROACH RESOURCES I, LP, a Texas limited partnership

By:	Approach Operating, LLC,
a Delaware limited liability company, its general partner

By:	Approach Resources Inc.,
a Delaware corporation,
its sole member

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

[Signature Page]

APPROACH SERVICES, LLC, a Delaware limited liability company

By:	Approach Resources Inc., a Delaware corporation, its sole member

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

APPROACH MIDSTREAM HOLDINGS LLC, A Delaware limited liability company

By:	Approach Resources Inc.,
a Delaware corporation,
its sole member

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

[Signature Page]

ACCEPTED AND AGREED TO

effective as of the date and year
first above written:

AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ David M. Morris
David M. Morris, Authorized Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ David M. Morris
David M. Morris, Authorized Officer

[Signature Page]

KEYBANK NATIONAL ASSOCIATION, Lender and Documentation Agent

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

[Signature Page]

FROST BANK, formerly The Frost National Bank

By:	/s/ Alex Zemkoski
Name:	Alex Zemkoski
Title:	Vice President

[Signature Page]

ROYAL BANK OF CANADA

By:	/s/ Kristen Spivey
Name:	Kristen Spivey
Title:	Authorized Signatory

[Signature Page]

WELLS FARGO BANK, N.A.

By:	/s/ Thomas Martin
Name:	Thomas Martin
Title:	Director

[Signature Page]